Exhibit 99.4

FORMSCAPE GROUP LIMITED

CONSOLIDATED PROFIT AND LOSS ACCOUNT

THREE MONTHS ENDED 31 JULY

		2006	2005
	Note	£	£
		(unaudited)	(unaudited)
Turnover		2,742,875	2,566,044
Cost of sales		(125,510)	(129,733)

Gross profit		2,617,365	2,436,311
Operating expenses		(2,323,405)	(2,714,585)

Operating profit/(loss)		293,960	(278,274)
Interest receivable and similar income		8,996	16,836
Interest payable and similar charges		(120,187)	(103,062)

Profit/(loss) on ordinary activities before tax		182,769	(364,500)
Taxation		(1,846)	(1,186)

Retained Profit/(loss) after tax for the period		180,923	(365,686)

FORMSCAPE GROUP LIMITED

CONSOLIDATED BALANCE SHEET

AS AT 31 JULY

		2006
	Note	£
		(unaudited)
Fixed assets
Intangible Assets		5,709,470
Tangible assets		409,028

		6,118,498
Current assets
Debtors		2,079,357
Cash at bank and in hand		657,130
Creditors - amounts falling due within one year		(2,684,420)

Net current assets		52,067

Total assets less current liabilities		6,170,565
Creditors - amounts falling due after more than one year		(90,896)
Deferred Income		(3,312,857)

Net assets		2,766,812

Capital and reserves
Called up share capital		9,009
Share premium		997,881
Merger reserve		1,272,301
Other reserves		328,372
Profit and loss account		159,249

Shareholders’ funds		2,766,812

FORMSCAPE GROUP LIMITED

CONSOLIDATED CASH FLOW STATEMENT

THREE MONTHS ENDED 31 JULY

		2006	2005
	Note	£	£
		(unaudited)	(unaudited)
Cash flow from operating activities		696,680	(319,039)

Returns on investments and servicing of finance
Interest received		8,996	16,836
Interest paid		(116,909)	(98,223)
Interest element of finance leases		(3,278)	(4,838)
Premium paid on redemption of preference shares		(149,972)	—

Net cash flow from returns on investments and servicing of finance		(261,163)	(86,225)

Taxation paid		(1,846)	(1,186)

Capital expenditure and financial investment
Purchase of tangible fixed assets		(24,228)	(103,884)
Sale of tangible fixed assets		—	13,764

		(24,228)	(90,120)

Net cash inflow/(outflow) before financing		409,443	(496,570)
Financing
Repayment of loan		(50,320)	(31,740)
Capital element of finance lease rentals		11,488	(7,139)
Redemption of preference shares		(150,028)	—

Net cash (outflow) from financing		(188,860)	(38,879)

Increase/(decrease) in cash		220,583	(535,449)

FORMSCAPE GROUP LIMITED

NOTES TO THE FINANCIAL STATEMENTS

THREE MONTHS ENDED 31 JULY 2006

1	Accounting Policies

(1)	Basis of Preparation

The financial statements have been prepared using the historical cost convention and in accordance with applicable accounting principles generally accepted in the United Kingdom. In the opinion of management, the financial statements reflect all material adjustments (consisting only of those of a normal and recurring nature) which are necessary to present fairly the consolidated financial position of the Group as of 31 July 2006 and, the results of its operations and its cash flows for the three months ended 31 July 2006 and 2005.

(2)	Basis of Consolidation

The consolidated financial statements incorporate those of FormScape Group Limited and all of its subsidiary undertakings at the period end. Subsidiaries are consolidated using the acquisition method. Their results are incorporated from the date that control passes. The difference between the cost of acquisition of shares in subsidiaries and the fair value of the separable net assets acquired is capitalised. All subsidiary undertakings’ financial statements are made up to 31 July 2006.

(3)	Tangible Fixed Assets

Fixed assets are stated at historical cost.

Depreciation is provided on all tangible fixed assets at rates calculated to write each asset down to its estimated residual value over its expected economic life, as follows:

Leasehold improvements	Over the period of the lease
Motor vehicles	25% straight line
Fixtures, fittings and equipment	20% straight line
Computer equipment and software	33 1/3% straight line

(4)	Deferred Taxation

As required by FRS 19 ‘Deferred Tax’, full provision is made for deferred tax assets and liabilities arising from all timing differences between the recognition of gains and losses in the financial statements and recognition in the tax computation, except for those timing differences in respect of which the standard specifies that deferred tax should not be recognised. Deferred tax assets are only provided for to the extent that they are considered to be recoverable. Deferred tax balances are not discounted.

(5)	Foreign Currencies

Transactions denominated in foreign currencies are translated into sterling and recorded at the rate of exchange ruling at the date of the transaction.

Balances denominated in a foreign currency are translated into sterling at the exchange rate ruling on the balance sheet date. Exchange differences are dealt with in the profit and loss account.

Results of overseas subsidiaries are translated at the average rate during the year. Exchange differences arising are dealt with through reserves.

(6)	Hire Purchase Agreement and Finance Lease Obligations

Where assets are financed by leasing agreements that give rights approximating to ownership (‘finance leases’), the assets are treated as if they had been purchased outright. The amount capitalised is the present value of the minimum lease payments payable during the lease term. The corresponding leasing commitments are shown as obligations to the lessor.

Lease payments are treated as consisting of capital and interest elements, and the interest is charged to the profit and loss account in proportion to the remaining balance outstanding.

FORMSCAPE GROUP LIMITED

NOTES TO THE FINANCIAL STATEMENTS

THREE MONTHS ENDED 31 JULY 2006

(6)	Hire Purchase Agreement and Finance Lease Obligations (continued)

All other leases are ‘operating leases’ and the annual rentals are charged to profit and loss on a straight line over the lease term.

(7)	Turnover

Turnover represents the amount, net of value added tax, of software licences and services provided to customers in the period. In addition, a number of other criteria must be met before revenue can be recognized in the period; there must be evidence of an arrangement, fees must be fixed and determinable and collection must be deemed probable. Any income that is invoiced or received in the period but which relates to software and services to be delivered in future periods is deferred and is released to the Profit and Loss Account as delivery occurs. Revenues in respect of annual maintenance contracts are recognised within Turnover over the period to which they relate. From time to time, the Group may enter into contracts with multiple elements that require separate accounting and in such situations revenue is attributed to each element based on vendor specific evidence of fair value. All revenues not recognised or released to the Profit and Loss Account in the period are held on the Balance Sheet within deferred income at the period end.

(8)	Pension Contributions

The Group makes pension contributions to the personal pension plans of certain of its employees. Pension contributions are charged to the profit and loss account in the period in which they fall due.

(9)	Research and Development Costs

Research and development costs are included within other operating expenses and are expensed in the period incurred.

(10)	Goodwill Arising on Consolidation

The Board distinguishes between goodwill arising on acquisitions that has a useful economic life of 20 years or less and that which has a useful economic life longer than 20 years or which is indefinite. Goodwill that has a useful economic life of 20 years or less is amortised systematically over the assets estimated useful life. Goodwill that is estimated to have a useful life which exceeds 20 years or which is indefinite is not amortised.

In instances where goodwill is not amortised, impairment reviews are conducted at the end of each reporting period to ensure that this treatment remains appropriate. These impairment reviews compare the carrying value of the asset with the higher of net realisable value and value in use.

The Board believes that the goodwill arising on the acquisition of the entire share capital of AFP Holdings Ltd on 1 September 2003 comprises the core technology, customer base and brands of the acquired business. The Board believe these elements to be inextricably linked and that as such, none of them qualify as separable net assets requiring separate accounting. Based on its review of trading over the entire period since the acquisition and on its analysis of the goodwill when taken as a whole, the Board believes that it has an indefinite life and they are satisfied that it is sufficiently durable to justify this treatment. The Board are also satisfied that the group maintains sufficient management information to ensure that the goodwill is capable of continued measurement. Based on a range of valuations of the business that have been received from independent third parties the directors believe that the value of the goodwill has remained in excess of its book cost during the period and consequently no impairment in carrying value has been recorded. The non- amortisation of the goodwill is a departure from company legislation which, in the opinion of the Board, is necessary to show a true and fair view of the accounts for the period.

(11)	Financial Instruments

The Group has adopted those parts of FRS25, Financial Instruments:—Disclosure and Presentation that apply to it in these financial statements. The Group has taken advantage of the exemption available in the standard and has not restated the comparative figures.

FORMSCAPE GROUP LIMITED

NOTES TO THE FINANCIAL STATEMENTS

THREE MONTHS ENDED 31 JULY 2006

2	Turnover

The Group’s turnover was all derived from its principal activity. Sales were made in the following geographical markets:

	Three Months Ended 31 July
	2006	2005
	£	£
United Kingdom	695,032	630,937
USA	1,364,404	1,416,093
Europe	564,182	405,617
Other	119,257	113,397

	2,742,875	2,566,044

3	Subsequent Event

On 13 October 2006 the entire share capital of Formscape Group Limited was sold to Bottomline Technologies Limited for $22 million, comprising $17 million in cash and $5 million in Bottomline Technologies (de) Inc. common stock. Bottomline Technologies Limited is a wholly owned subsidiary of Bottomline Technologies (de) Inc., a NASDAQ listed company.

4	Summary of the differences between accounting principles generally accepted in the United Kingdom and the United States of America

The consolidated financial statements of FormScape Group Limited are prepared in conformity with accounting principles generally accepted in the United Kingdom (“U.K. GAAP”). Such principles differ in certain respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Reconciliation between (loss)/ profit and shareholders’ funds determined under U.K. GAAP and U.S. GAAP:

Redeemable preference shares

At 31 July 2006, the accumulated premium payable related to the redeemable preference shares is included within shareholders’ funds and the related annual premium was treated as interest payable in the profit and loss account in accordance with FRS25, Financial Instruments: Disclosure and Presentation.

Under U.S. GAAP, the accumulated premium payable related to the redeemable preference shares would have been classified as a liability and the annual premium on the shares would have been charged to the profit and loss account as interest expense for each of the periods presented.

FORMSCAPE GROUP LIMITED

NOTES TO THE FINANCIAL STATEMENTS

THREE MONTHS ENDED 31 JULY 2006

A reconciliation between (loss)/ profit and shareholders’ funds determined under U.K. GAAP and U.S. GAAP relating to the above item is as follows:

Group
2006
£
Shareholders’ funds reported under U.K .GAAP	2,766,812
Accrued redemption premium payable related to redeemable preference shares	(328,372)

Shareholders’ funds in accordance with U.S. GAAP	2,438,440

Presentational differences:

Balance Sheet presentation

Under U.K. GAAP, assets in the balance sheet are presented in ascending order of liquidity. Under U.S. GAAP, assets are presented in descending order of liquidity.

Comprehensive loss

The comprehensive loss under U.S. GAAP is the same as total recognised gains and losses under U.K. GAAP for all periods presented.

Consolidated Statement of Cash Flows

The consolidated cash flow statements presented under U.K. GAAP have been prepared in accordance with FRS 1 (revised), “Cash Flow Statements”. There are certain differences from U.K. GAAP to U.S. GAAP with regard to the classification of items within the cash flow statements and with regard to the definition of cash and cash equivalents.

In accordance with FRS 1 (revised), cash flows are prepared separately for operating activities, returns on investments and service of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, equity dividends paid, management of liquid resources and financing. U.S. GAAP, however, requires only three categories of cash flow activity to be reported. Under SFAS No. 95, “Statement of Cash Flows”, cash flows are classified under operating activities, investing activities and financing activities.

Under FRS 1 (revised), cash is defined as cash on hand and deposits repayable on demand, less overdrafts repayable on demand. Under SFAS No. 95, cash and cash equivalents are defined as cash and investments with original maturities of three months or less. Cash and cash equivalents do not include bank overdrafts.

Set out below, for an illustrative purpose only, is a summary consolidated statement of cashflow under U.S. GAAP.

	Three Months Ended 31 July
	2006	2005
	£	£
Cash flow from operating activities	583,643	(406,450)
Cash flow from investing activities	(24,228)	(90,120)
Cash flow from financing activities	(338,832)	(38,879)

Net increase (decrease) in cash and cash equivalents	220,583	(535,449)

FORMSCAPE GROUP LIMITED

NOTES TO THE FINANCIAL STATEMENTS

THREE MONTHS ENDED 31 JULY 2006

Additional U.S. GAAP disclosures:

Accounting for stock-based compensation

The Group granted share options to employees and directors. Under U.S. GAAP, the Group would have accounted for its stock-based compensation in accordance with APB opinion No. 25, Accounting for Stock Issued to Employees and related interpretations. SFAS No. 123, Accounting for Stock-Based Compensation, established the fair value based method of accounting for stock-based compensation. Under SFAS 123, the Company would have adopted the disclosure-only requirements, which requires disclosure of the pro-forma effects on earnings as if SFAS 123 had been adopted for recognition purposes. The options were granted at exercise prices equal to the estimated market value of the underlying common stock on the dates of grant. Accordingly, the Group did not recognize an expense under U.K. GAAP and would not have recorded an expense under U.S. GAAP. In addition, the Group has estimated that the fair value of the options granted and the proforma effect of the related expense would not be material.

In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS 123R, Share-Based Payment, which addresses the accounting for share-based awards to employees, including employee-stock-purchase-plans (ESPPs). SFAS 123R requires all entities to recognise the fair value of stock options and other stock-based compensation to employees. SFAS 123R eliminates the ability to account for share-based compensation transactions using APB Opinion No. 25 and generally requires instead, that such transactions be accounted for using a fair-value- based method. The requirements in SFAS 123R became effective for public companies as of the beginning of their next fiscal year after June 30, 2005 and for non-public companies as of the beginning of their next fiscal year beginning after December 15, 2005.

Amortisation of Goodwill

For financial reporting under U.K. GAAP, the Group has adopted a policy of non amortisation in respect of goodwill that is estimated to have a useful economic life which exceeds 20 years or which is indefinite. This is a permitted departure from company legislation in the U.K. which, in the opinion of the Board, is necessary to show a true and fair view of the accounts. Under U.S. GAAP, goodwill would not be amortised and would be subject to annual impairment review. As a consequence of this, no differences arise in respect of the treatment of goodwill in the financial statements under U.K. GAAP and U.S. GAAP in any of the years presented.

Contingencies

The Group is subject to legal proceedings and claims which arise in the normal course of its business. In the opinion of management, such matters will not materially affect the financial position of the Group.